Exhibit 10.2

2023 PERFORMANCE SHARE UNITS GRANT AGREEMENT

Applicable to Performance Share Units promised under the Autoliv, Inc., 1997 Stock Incentive Plan (as amended and restated)

Your above-described grant of performance share units (the “PSUs”) is subject to the following provisions, in addition to those set forth in the attached Notice of Grant (the “Grant Notice”): and the Autoliv, Inc. 1997 Stock Incentive Plan (“the Plan”):

1. Defined Terms:

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Grant Agreement:

a.
“Cause” will have the meaning assigned such term in the employment, severance or similar agreement, if any, between you and Autoliv, Inc. (the “Company”) or one of its subsidiaries; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, “Cause” shall mean any of the following acts by you, as determined by the Company or one of its subsidiaries, as applicable, in its sole discretion: gross neglect of duty, as reasonably determined by the Company, prolonged absence from duty without the consent of the Company or one of its subsidiaries, as applicable; your material breach of any published Company code of conduct or code of ethics; or your willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company or one of its subsidiaries.

b.
“Committee” means the Leadership Development and Compensation Committee of the Autoliv Inc. Board of Directors.

c.
“Confirmed PSUs” means the number of PSUs earned, if any, based on the Committee’s certification of the Company’s level of attainment of the Performance Objectives for each Performance Period. The Committee shall determine and certify the Company’s level of attainment of the Performance Objectives as soon as practicable following each Performance Period with respect to Tranche A, Tranche B and Tranche C.

d.
“Date of Vesting” means the earlier of (i) the date set by the Committee, (ii) the date the Board of Directors approves the Company’s 10-K report after the Committee certifies the Company’s level of attainment of the Performance Objectives for the final Performance Period (i.e. the Performance Period with respect to Tranche C), (iii) the date on which a Change of Control occurs as described in Section 5(a) below provided that, except as otherwise stated herein, you are then still employed by the Company or one of its subsidiaries; (iv) the date on which a Change in Control occurs as described in Section 5(c) below, in the case of completed Performance Periods only, provided that, except as otherwise stated herein, you are then still employed by the Company or one of its subsidiaries; or (v) the date on which your employment with the Company or one of its subsidiaries terminates by reason of your death, Disability or Qualifying Retirement as provided in Section 2(b) below, in the case of completed Performance Periods only.

e.
“Disability” means your inability, as reasonably determined by the Company, to perform the essential functions of your regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

f.
“EMT” means the Executive Management Team.

2023 PSU Grant Page | 1

Exhibit 10.2

g.
“Good Reason” shall have the meaning (i) assigned such term in the employment, severance or similar agreement, if any, between you and the Company or one of its subsidiaries, or (ii) if there is no such employment, severance or similar agreement in which such term is defined, then “Good Reason” as used herein shall mean a resignation following a Change in Control event for the purpose of Section 5(b) below due to (a) material reduction in salary, or (b) relocation of principal place of business to a location more than thirty kilometers from employment location at the time of the Change in Control,.

h.
“Performance Objectives” shall have the meaning set forth in Exhibit A hereto.

i.
“Performance Period” and “Performance Periods” shall have the meaning set forth in Exhibit A hereto.

j.
“Qualifying Retirement” means your termination of employment with the Company or one of its subsidiaries at or after the earliest date you satisfy the eligibility requirements for retirement under the relevant provisions of national, state, or provincial law in your home country, provided such termination of employment (i) is approved by the Company to be a Qualifying Retirement, or (ii) if you are a member of EMT, is approved as a Qualifying Retirement in advance by the Committee. Notwithstanding the foregoing, your termination of employment will not be considered a Qualifying Retirement if (i) the termination occurs within six (6) months following the Grant Date, or (ii) you are terminated for Cause by the Company or one of its subsidiaries.

k.
“Target Award” is the target number of shares of Common Stock subject to this award divided into three tranches (e.g. A, B, and C), as set forth in your Grant Notice, as well as any additional PSUs credited as a result of dividend equivalents, as described in Section 9 below.

2. Vesting; Termination of Employment:

a.
The PSUs have been credited to a bookkeeping account (“Account”) on your behalf as of the grant date specified in the Grant Notice (the “Grant Date”). Your Account will reflect the number of PSUs awarded to you as set forth in the Grant Notice, as well as any additional PSUs credited as a result of dividend equivalents, as described in Section 9 below. Each PSU represents an unfunded, unsecured right to receive Common Stock, subject to the terms and conditions stated in the Plan and this Grant Agreement. The Confirmed PSUs in your account will be earned in whole, in part, or not at all, on the Date of Vesting to the extent that the Performance Objectives are attained, as provided on Exhibit A attached hereto, provided that, except as otherwise stated herein, you are then still employed by the Company or one of its subsidiaries. For the avoidance of doubt, except as otherwise provided in Section 2(b) below or Section 5(c) below, Confirmed PSUs for completed Performance Periods shall remain subject to vesting until the conclusion of the Performance Period for Tranche C, subject to your continued employment by the Company or one of its subsidiaries on such date. Any PSUs that fail to vest in accordance with the terms of this Grant Agreement will be forfeited and reconveyed to the Company without further consideration or any act or action by you.

b.
If your employment with the Company or one of its subsidiaries terminates by reason of your death, Disability or Qualifying Retirement prior to the Date of Vesting, then (i) with respect to completed Performance Period(s), you or, as the case may be, your estate, will earn the Confirmed PSUs for the respective completed Performance Period(s), if any, as of the date of your termination; and (ii) with respect to in-process Performance Periods or Performance Periods that have not yet commenced as of the date of your termination, if any, you or, as the case may be, your estate, will retain such PSUs and such PSUs may be earned, in whole, in part, or not at all, on the Date of Vesting to the extent that the Performance Objectives provided on Exhibit A attached hereto are attained.

c.
If your employment terminates for any reason prior to the Date of Vesting other than as described in subsection (b) above or Section (b) below, you will forfeit all right, title and interest in and to the PSUs (including any Confirmed PSUs with respect to completed Performance Periods) as of the date of such termination and such PSUs will be reconveyed to the Company without further consideration or any act or action by you.

2023 PSU Grant Page | 2

Exhibit 10.2

3. Conversion to Shares of Common Stock; Procedure at Date of Vesting:

a.
Unless the PSUs are forfeited prior to the Date of Vesting as provided in Section 2 above, the Confirmed PSUs in your Account will be converted on the Date of Vesting to actual shares of Common Stock. The shares of Common Stock to be issued pursuant to this Grant Agreement shall be issued in the form of book-entry shares of Common Stock in your name as the beneficial owner as of the Date of Vesting.

4. Securities Law Restrictions; Insider Trading Policy:

You may not offer, sell or otherwise dispose of any shares of Common Stock in a manner which would violate any applicable laws, including, without limitation, the laws of Sweden, U.S. federal and state securities laws, U.S. federal law, the requirements of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted and any laws of any other country or jurisdiction that may be applicable to you.

In connection with receipt of this Grant Agreement, you acknowledge that you are subject to the Company’s AS 314 Insider Trading Policy. Such policy may be found on the Company’s intranet at “Functions, Legal” or is available upon request to the Legal department of the Company.

5. Change in Control of the Company:

Notwithstanding any provision herein to the contrary, your PSUs shall be immediately vested under the following situations.

a.
If (i) a Change in Control occurs during a Performance Period and while you are employed by the Company or one of its subsidiaries, and (ii) the surviving entity is not a public company with shares listed on a public stock exchange then, as of the effective date of the Change in Control, your PSUs related to such in-process Performance Period and any Performance Period(s) that has not yet commenced, if any, shall be immediately vested at the Target Award level. For example, if (i) a Change in Control occurs during the Tranche B Performance Period while you are employed by the Company or one of its subsidiaries, and (ii) the surviving entity is not a public company with shares listed on a public stock exchange, then, as of the effective date of the Change in Control, the Tranche B PSUs and the Tranche C PSUs shall be immediately vested at the Target Award level.

b.
If (i) a Change in Control occurs during a Performance Period and while you are employed by the Company or one of its subsidiaries, (ii) the PSUs are assumed and equitably converted by the surviving entity which is a publicly traded company with shares listed on a public stock exchange, and (iii) within two (2) years after the effective date of the Change in Control your employment is terminated by the Company or one of its subsidiaries without Cause or, if applicable, you resign for Good Reason, then as of your date of termination, you will retain the PSUs related to such in-process Performance Period and any Performance Period(s) that has not yet commenced and such PSUs may be earned, in whole, in part, or not at all, on the Date of Vesting to the extent that the Performance Objectives provided on Exhibit A attached hereto are attained. For example, if (i) a Change in Control occurs during the Tranche B Performance Period and while you are employed by the Company or one of its subsidiaries, (ii) the PSUs are assumed and equitably converted by the surviving entity which is a publicly traded company with shares listed on a public stock exchange, and (iii) within two (2) years after the effective date of the Change in Control your employment is terminated by the Company or one of its subsidiaries without Cause or, if applicable, you resign for Good Reason, then as of your date of termination, you will retain the Tranche B PSUs and the Tranche C PSUs, and such PSUs may be earned, in whole, in part, or not at all, on the Date of Vesting to the extent that the Performance Objectives provided on Exhibit A attached hereto are attained.

2023 PSU Grant Page | 3

Exhibit 10.2

c.
If a Change in Control occurs after completion of a Performance Period, then, as of the effective date of the Change in Control, the Confirmed PSUs for such completed Performance Period shall become immediately vested.

6. Non-Transferability:

Your PSUs are personal to you and shall not be transferable by you otherwise than by will or the laws of descent and distribution.

7. Conformity with Plan:

Your PSUs are intended to conform in all respects with the Plan, including any future amendments thereto. Inconsistencies between this Grant Agreement and the Plan shall be resolved in accordance with the terms of the Plan. All definitions stated in the Plan shall be fully applicable to this Grant Agreement.

8. Employment and Successors:

Nothing herein or in the Grant Notice or in the Plan confers any right or obligation on you to continue in the employ of the Company or any subsidiary or shall affect in any way your right or the right of the Company or any subsidiary, as the case may be, to terminate your employment at any time. This Grant Agreement, the Grant Notice, and the Plan, including any future amendments thereto, shall be binding upon you, your estate, any person succeeding to your rights hereunder and any successor or successors of the Company. The PSUs do not confer to you or any person succeeding to your rights hereunder any rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to you or such person in connection with the settlement of the PSUs.

9. Dividend Equivalent Rights:

Subject to share availability under the Plan, any cash dividend paid with respect to the Common Stock for which the record date occurs on or after the Grant Date and the payment date occurs on or before the Date of Vesting will result in a credit to your Account of additional PSUs equal to (a) the dollar amount of the dividend per share of Common Stock multiplied by the number of PSUs credited to your Account as of the applicable record date, divided by (b) the closing price per share of the Common Stock on the New York Stock Exchange on the applicable dividend payment date. The additional PSUs credited pursuant to this Section 9 will be subject to the same vesting schedule, forfeiture and other terms that apply to the original PSUs. PSUs that, at the relevant dividend payment date, previously have been settled or forfeited will not be eligible to receive dividend equivalents pursuant to this Section 9.

10. Tax:

You are totally responsible for paying all taxes that you incur in respect of this Grant. The Company has the authority and the right to deduct or withhold, or require you to remit, an amount sufficient to satisfy all applicable taxes required by law to be withheld with respect to any taxable event arising as a result of vesting or settlement of the PSUs. The withholding requirement may be satisfied, in whole or in part, by withholding from the settlement of the PSUs, shares of Common Stock having a fair market value on the date of withholding equal to the minimum amount (and not any greater amount unless such other withholding rate will not cause an adverse accounting consequence or cost) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes. The obligations of the Company hereunder will be conditional on such payment, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to you.

11. Governing Law:

This Grant Agreement, the Grant Notice, and the Plan shall be construed in accordance with and governed by the laws of the State of Delaware, USA, and, to the extent relevant, the local laws of your home country.

2023 PSU Grant Page | 4

Exhibit 10.2

12. Severability:

If any one or more of the provisions contained in this Grant Agreement are invalid, illegal or unenforceable, the other provisions of this Grant Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Recoupment Policy; Agreement to Repayments of Incentive Compensation When Payments Are Required Under Federal Law:

The Company’s policy regarding “Return of Compensation in Restatement Situations” is incorporated herein these terms. Such policy also may be found on the Company’s intranet at “LifeNet/Functions/Human Resources/HR Standards.” In connection with receipt of this Grant Agreement, you acknowledge that you are subject to such policy. In addition, the PSUs shall be subject to any future compensation recoupment policy that the Company may adopt from time to time, as required by law or otherwise, to the extent applicable.

This provision applies to any policy adopted by the New York Stock Exchange (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Securities Exchange Act of 1934. Section 10D provides for the recovery of incentive-based compensation that has been erroneously paid because of material errors in financial statements of the Company.

To the extent such policy requires the repayment of incentive-based compensation received by you, whether paid pursuant to this Grant Agreement or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, you agree to the repayment of such amounts to the extent required by such policy.

14. Executive Stock Ownership Requirements:

If you are a member of the EMT, you acknowledge that you are subject to the Company’s policy regarding “Stock Ownership Policy for Executives” in connection with receipt of this Grant Agreement.

15. Confidentiality:

By accepting this Grant, you agree (a) to keep this Grant Agreement and all of its provisions, as well as any ancillary materials related to this Grant provided to you, confidential; (b) not to disclose the contents thereof to anyone except your attorney, your immediate family or your financial consultant (“Permitted Persons”), provided such Permitted Persons agree in advance to keep such information confidential and not disclose it to others; and (c) not to use the contents thereof for any purpose other than the interpretation of this Grant. If you or any Permitted Person violate the terms and conditions of this Section 15, the PSUs will be forfeited as of the date of such violation, and the PSUs will be reconveyed to the Company without further consideration or any act or action by you. In addition, violations of this Section 15 may result in potential civil or criminal penalties under the US federal securities laws. Anything herein to the contrary notwithstanding, you shall not be restricted from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, you shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by you; and (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and you shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that you have made such reports or disclosures.

16. Fractional Shares

No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, will be issuable or payable to you pursuant to this Agreement. On the Date of Vesting, the aggregate number of Confirmed PSUs shall be rounded down to the nearest whole share.

2023 PSU Grant Page | 5

Exhibit 10.2

17. U.S. Taxpayers

Notwithstanding anything in this Agreement to the contrary, this Section 17(a) shall apply only if your PSUs constitute “deferred compensation” under Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (“Section 409A”).

a.
If Section 5(a) becomes operative and you are a U.S. taxpayer for the taxable year in which the Change in Control occurs, then the Change in Control must meet any definition of “change in control event” in Section 409A (without giving effect to any elective provisions that may be available under such definition).

b.
If your PSUs become payable upon your termination of employment by reason of your Qualifying Retirement as provided in Section 2(b)(i) or pursuant to Section 5(b) hereof (or otherwise) and you are a U.S. taxpayer for the taxable year in which your termination of employment occurs, then (i) the circumstances giving rise to your termination of employment must meet any definition of “separation from service” in Section 409A (without giving effect to any elective provisions that may be available under such definition) and (ii) if you are a “specified employee” of the Company (as defined in Section 409A) as of the date of your termination of employment, vested PSUs will be delivered to you on the first day of the seventh month following the date of your termination of employment (or if earlier, upon death); provided, however, that such delay shall be implemented only to the extent necessary in order to avoid the imposition of taxes under Section 409A; and further provided that you have otherwise complied with the requirements for such delivery of vested shares as provided herein.

2023 PSU Grant Page | 6